Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Reports Second Quarter 2010 Results
Second Quarter Highlights
•	Carloads up 11% versus second quarter 2009.

•	Revenue up 18% versus second quarter 2009.

•	Operating income of $22.5 million; depreciation/amortization of $10.7 million.

•	Adjusted income from continuing operations[1] of $0.07 per share.

•	Loss from continuing operations of $0.08 per share, including $0.15 per share for debt redemption charges and swap amortization expense.
JACKSONVILLE, FL, July 28, 2010 — RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter ended June 30, 2010. Second quarter 2010 revenue increased 18% to $117.3 million from $99.7 million in the second quarter of 2009. Freight revenue increased 17% to $96.5 million with carloads up 11%. Non-freight revenue increased 22% to $20.8 million.
John Giles, RailAmerica’s President and Chief Executive Officer, said “During the second quarter, we made progress on each of our strategic priorities of organic growth, balance sheet strength and external growth. Our solid operating performance was driven by significantly higher revenue and further improvements in our underlying cost structure. Despite higher fuel prices, operating income was up 20% versus a year ago excluding the impact of 45G tax credit monetization recognized in the second quarter of 2009. Late in the second quarter of 2010 we redeemed an additional $74 million of our senior notes, further strengthening our balance sheet. With the acquisition of Atlas Railroad Construction Company early in the third quarter, we expanded our presence in growing rail-related markets.”
Including charges totaling $8.5 million after tax, or $0.15 per share, for the early retirement of debt and interest rate swap termination costs, RailAmerica reported a second quarter 2010 loss from continuing operations of $4.6 million, or $0.08 per diluted share. This compares to income from continuing operations of $5.1 million, or $0.12 per diluted share, for second quarter 2009. Second quarter 2009 included a $0.7 million after tax loss, or $0.02 per diluted share, for the early retirement of debt, interest rate swap termination costs, and foreign exchange gain on debt. Net loss, which includes discontinued operations, was $0.08 per diluted share in the second quarter of 2010 compared to net income of $0.42 per diluted share for the second quarter of 2009. Prior year net income included a $12.8 million after tax benefit primarily resulting from the settlement of an Australian tax matter.
Second quarter 2010 operating income was $22.5 million compared to $22.9 million in the second quarter of 2009. A non-comparable item, $4.1 million of 45G tax credits in 2009, was a significant cause of the decline in operating income as shown in the table below. Labor costs increased $5.6

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

million primarily due to higher incentive compensation and health insurance costs. Fuel expense was up $3.3 million, with $2.6 million of the increase due to higher prices.

	For the Three Months Ended
	June 30,
($ in thousands)	2010	2009
Operating revenue	$117,306	$99,672
Operating expense	(94,773)	(76,770)

Operating income, reported	22,533	22,902

Less: Benefit from 45G tax credit monetization	—	(4,129)

Operating income before 45G benefit [1]	$22,533	$18,773

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure
As previously announced, RailAmerica, Inc. will present its second quarter earnings on Thursday, July 29, 2010 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (574) 941-1456. The conference ID number is 82843995. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through August 12, 2010 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 642-1687 or (706) 645-9291. The conference ID number is 82843995.
RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate;

and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Commission on March 26, 2010. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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INVESTOR CONTACT
Ira Berger
Office: 904.538.6332
MEDIA CONTACT
Donia Crime
Office: 904.645.6200
Cell: 404.271.1437

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands, except per share data)
Operating revenue	$117,306	$99,672	$230,050	$198,909
Operating expenses:
Transportation	55,328	41,966	107,738	87,228
Selling, general and administrative	28,808	23,199	59,516	47,031
Net (gain) loss on sale of assets	(110)	1,468	(142)	1,014
Depreciation and amortization	10,747	10,137	21,662	20,351

Total operating expenses	94,773	76,770	188,774	155,624

Operating income	22,533	22,902	41,276	43,285
Interest expense (including amortization costs of $6,870, $3,479, $14,174 and $8,592, respectively)	(22,153)	(16,673)	(44,857)	(35,263)
Other loss	(7,900)	(256)	(7,441)	(1,420)

Income (loss) from continuing operations before income taxes	(7,520)	5,973	(11,022)	6,602
Provision for (benefit from) income taxes	(2,930)	916	(3,602)	1,682

Income (loss) from continuing operations	(4,590)	5,057	(7,420)	4,920
Discontinued operations:
Gain (loss) on disposal of discontinued business (net of income taxes (benefit) of $(48), $12,085, $(48) and $11,994, respectively)	(93)	12,767	(92)	12,951
Income from operations of discontinued business (net of income taxes of $207, $202, $349 and $668, respectively)	462	410	777	1,356

Net income (loss)	$(4,221)	$18,234	$(6,735)	$19,227

Dividends declared and paid per common share	$—	$0.46	$—	$0.46

Basic earnings (loss) per common share:
Continuing operations	$(0.08)	$0.12	$(0.14)	$0.12
Discontinued operations	0.00	0.30	0.02	0.33

Net income (loss)	$(0.08)	$0.42	$(0.12)	$0.45

Diluted earnings (loss) per common share:
Continuing operations	$(0.08)	$0.12	$(0.14)	$0.12
Discontinued operations	0.00	0.30	0.02	0.33

Net income (loss)	$(0.08)	$0.42	$(0.12)	$0.45

Weighted Average common shares outstanding:
Basic	54,869	43,740	54,718	43,672
Diluted	54,869	43,740	54,718	43,672

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$141,854	$190,218
Accounts and notes receivable, net of allowance of $5,670 and $4,557, respectively	78,899	66,619
Current deferred tax assets	12,697	12,697
Other current assets	14,415	21,958

Total current assets	247,865	291,492
Property, plant and equipment, net	963,539	952,527
Intangible assets	132,703	136,654
Goodwill	200,676	200,769
Other assets	14,493	17,187

Total assets	$1,559,276	$1,598,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$569	$669
Accounts payable	62,209	53,948
Accrued expenses	56,670	34,675

Total current liabilities	119,448	89,292
Long-term debt, less current maturities	2,733	3,013
Senior secured notes	570,041	640,096
Deferred income taxes	183,939	185,002
Other liabilities	22,111	21,895

Total liabilities	898,272	939,298

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 54,855,256 shares issued and outstanding at June 30, 2010; and 54,364,306 shares issued and outstanding at December 31, 2009	549	544
Additional paid in capital and other	632,804	630,653
Retained earnings	39,651	46,386
Accumulated other comprehensive loss	(12,000)	(18,252)

Total stockholders’ equity	661,004	659,331

Total liabilities and stockholders’ equity	$1,559,276	$1,598,629

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2010	2009
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,735)	$19,227
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	24,139	28,150
Amortization of swap termination costs	11,708	972
Net (gain) loss on sale or disposal of properties	(10)	59
Foreign exchange gain on debt	—	(1,160)
Swap termination costs	—	(55,750)
Loss on extinguishment of debt	8,357	2,593
Equity compensation costs	3,490	1,942
Deferred income taxes and other	(5,994)	9,340
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(12,399)	707
Other current assets	7,421	2,225
Accounts payable	6,677	(9,087)
Accrued expenses	21,884	(22,471)
Other assets and liabilities	192	(20,105)

Net cash provided by (used in) operating activities	58,730	(43,358)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(30,582)	(25,766)
Proceeds from sale of assets	652	19,620
Deferred disposition costs and other	—	(355)

Net cash used in investing activities	(29,930)	(6,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior secured notes	—	709,830
Principal payments on long-term debt	(380)	(625,585)
Repurchase of senior secured notes	(76,220)	—
Costs associated with sale of common stock	(106)	—
Dividends paid to common stockholders	—	(19,485)
Deferred financing costs paid	(224)	(17,863)

Net cash provided by (used in) financing activities	(76,930)	46,897

Effect of exchange rates on cash	(234)	(59)

Net decrease in cash	(48,364)	(3,021)
Cash, beginning of period	190,218	26,951

Cash, end of period	$141,854	$23,930

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,
	2010		2009
Operating revenue	$117,306	100.0%	$99,672	100.0%
Operating expenses:
Labor and benefits	36,918	31.5%	31,312	31.4%
Equipment rents	8,603	7.3%	9,303	9.3%
Purchased services	9,610	8.2%	7,696	7.7%
Diesel fuel	10,115	8.6%	6,832	6.9%
Casualties and insurance	4,913	4.2%	3,524	3.5%
Materials	3,829	3.3%	2,414	2.4%
Joint facilities	1,945	1.6%	915	0.9%
Other expenses	8,203	7.0%	7,298	7.3%
Track maintenance credit (45G)	—	0.0%	(4,129)	(4.1)%
Net loss (gain) on sale of assets	(110)	(0.1)%	1,468	1.5%
Depreciation and amortization	10,747	9.2%	10,137	10.2%

Total operating expenses	94,773	80.8%	76,770	77.0%

Operating income	$22,533	19.2%	$22,902	23.0%

	Six Months Ended June 30,
	2010		2009
Operating revenue	$230,050	100.0%	$198,909	100.0%
Operating expenses:
Labor and benefits	73,883	32.1%	62,726	31.5%
Equipment rents	17,035	7.4%	18,337	9.2%
Purchased services	18,107	7.9%	15,561	7.8%
Diesel fuel	20,900	9.1%	14,521	7.3%
Casualties and insurance	8,462	3.7%	8,168	4.1%
Materials	7,680	3.4%	5,025	2.5%
Joint facilities	4,091	1.8%	2,325	1.2%
Other expenses	17,096	7.4%	15,849	8.0%
Track maintenance credit (45G)	—	0.0%	(8,253)	(4.1)%
Net loss (gain) on sale of assets	(142)	(0.1)%	1,014	0.5%
Depreciation and amortization	21,662	9.4%	20,351	10.2%

Total operating expenses	188,774	82.1%	155,624	78.2%

Operating income	$41,276	17.9%	$43,285	21.8%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Freight Revenue
Per Carload
Comparison by Commodity Group
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
		(Dollars in thousands, except carloads and average freight revenue per carload)
Chemicals	$14,989	24,203	$619	$11,380	19,527	$583
Agricultural Products	14,404	31,032	464	12,328	28,513	432
Coal	9,774	44,191	221	9,897	45,025	220
Metallic Ores and Metals	9,433	16,002	589	5,061	9,365	540
Non-Metallic Minerals and Products	9,278	21,419	433	7,946	19,183	414
Pulp, Paper and Allied Products	7,946	14,695	541	7,652	14,276	536
Food or Kindred Products	7,326	14,939	490	6,427	13,043	493
Forest Products	7,290	12,689	575	6,883	12,170	566
Waste and Scrap Materials	6,670	15,999	417	4,602	12,231	376
Petroleum	4,681	10,154	461	4,378	9,023	485
Other	2,711	7,471	363	4,548	9,092	500
Motor Vehicles	1,966	3,319	592	1,475	4,097	360

Total	$96,468	216,113	$446	$82,577	195,545	$422

	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
		(Dollars in thousands, except carloads and average freight revenue per carload)
Agricultural Products	$29,890	64,974	$460	$24,546	57,079	$430
Chemicals	28,623	47,117	607	22,818	39,401	579
Coal	19,359	86,966	223	18,958	89,535	212
Metallic Ores and Metals	19,054	33,058	576	10,802	19,524	553
Non-Metallic Minerals and Products	17,163	39,171	438	16,046	38,742	414
Pulp, Paper and Allied Products	15,904	28,690	554	15,233	28,741	530
Food or Kindred Products	14,178	28,957	490	13,158	26,154	503
Forest Products	13,838	24,112	574	13,790	23,831	579
Waste and Scrap Materials	11,969	29,104	411	9,323	25,412	367
Petroleum	10,326	21,977	470	9,737	21,337	456
Other	5,498	14,575	377	7,461	17,659	423
Motor Vehicles	3,772	6,560	575	2,671	7,358	363

Total	$189,574	425,261	$446	$164,543	394,773	$417

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted income (loss) from continuing operations is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted income (loss) from continuing operations has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Income (loss) from continuing operations as a measure of profitability.
     Adjusted income (loss) from continuing operations assists us in measuring our performance and profitability of our operations without the impact of foreign exchange loss (gain) on debt and transaction costs related to debt extinguishment, acquisitions and swap termination. The following table sets forth the reconciliation of Adjusted income (loss) from continuing operations.

	2010
	Q1		Q2		Q2 YTD
(In thousands, except per share data)	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share

Income (loss) from continuing operations	$(2,830)	$(0.05)	$(4,590)	$(0.08)	$(7,420)	$(0.14)

Add:
Amortization of swap termination costs	3,644	0.07	3,437	0.06	7,081	0.13
Loss on extinguishment of debt	—	—	5,098	0.09	5,098	0.09
Acquisition costs	—	—	159	0.00	159	0.00

Adjusted income (loss) from continuing operations	$814	$0.01	$4,104	$0.07	$4,918	$0.09

Weighted Average common shares outstanding (diluted)	54,568		54,869		54,718

	2009
	Q1		Q2		Q2 YTD
	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share

Income (loss) from continuing operations	$(137)	$(0.00)	$5,057	$0.12	$4,920	$0.11

Add:
Amortization of swap termination costs	—	—	583	0.01	583	0.01
Foreign exchange loss (gain) on debt	698	0.02	(1,394)	(0.03)	(696)	(0.02)
Loss on extinguishment of debt	—	—	1,556	0.04	1,556	0.04
Acquisition costs	—	—	—	—	—	—

Adjusted income (loss) from continuing operations	$561	$0.01	$5,802	$0.13	$6,363	$0.15

Weighted Average common shares outstanding (diluted)	43,604		43,740		43,672
Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit have limitations as an analytical tool. They are not measurements of our profitability under GAAP and should not be considered as an alternative to Operating Income or Operating Ratio as a measure of profitability.
     Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit. The following table sets forth the reconciliation of Operating Income Before 45G Benefit from our Operating Income and Operating Ratio Before 45G Benefit from our Operating Ratio.

	Quarter Ended June 30,
($ in thousands)	2010		2009
Operating revenue	$117,306		$99,672
Operating expense	(94,773)		(76,770)

Operating income, reported	$22,533		$22,902

Operating ratio, reported		80.8%		77.0%

Less: Benefit from 45G tax credit monetization	—	0.0%	(4,129)	(4.1%)

Operating income, before 45G benefit	$22,533		$18,773

Operating ratio, before 45G benefit		80.8%		81.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted EBITDA, is a supplemental measure of liquidity that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted EBITDA has limitations as an analytical tool. It is not a measurement of our cash flows from operating activities under GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of liquidity.
     Adjusted EBITDA assists us in monitoring our ability to undertake key investing and financing functions such as making investments, transferring property, paying dividends, and incurring additional indebtedness, which are generally prohibited by the covenants under our senior secured notes unless we met certain financial ratios and tests. Adjusted EBITDA represents EBITDA before impairment of assets, equity compensation costs, gain (loss) on foreign currency exchange, acquisition costs and non-recurring headquarter relocation costs. EBITDA, also a non-GAAP financial measure, is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization.
     The following tables set forth the reconciliation of Adjusted EBITDA from our cash flow from operating activities (in thousands):

	Q1 2010	Q2 2010	YTD 2010
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash provided by operating activities	$25,440	$33,290	$58,730
Changes in working capital accounts	(10,191)	(13,584)	(23,775)
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(12,151)	(11,988)	(24,139)
Amortization of swap termination costs	(6,073)	(5,635)	(11,708)
Net gain (loss) on sale or disposal of properties	34	(24)	10
Loss on debt extinguishment	—	(8,357)	(8,357)
Equity compensation costs	(1,525)	(1,965)	(3,490)
Deferred income taxes	1,952	4,042	5,994

Net loss	(2,514)	(4,221)	(6,735)

Add: Discontinued operations gain	(316)	(369)	(685)

Loss from continuing operations	(2,830)	(4,590)	(7,420)
Add:
Benefit from income taxes	(672)	(2,930)	(3,602)
Interest expense, including amortization costs	22,704	22,153	44,857
Depreciation and amortization	10,915	10,747	21,662

EBITDA	30,117	25,380	55,497
Add:
Equity compensation costs	1,525	1,965	3,490
Loss on debt extinguishment	—	8,357	8,357
Acquisition costs	—	261	261

Adjusted EBITDA	$31,642	$35,963	$67,605

	Q1 2009	Q2 2009	YTD 2009
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash used in operating activities	$(6,335)	$(37,023)	$(43,358)
Changes in working capital accounts	25,308	23,423	48,731
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(15,432)	(12,718)	(28,150)
Amortization of swap termination costs	—	(972)	(972)
Net gain (loss) on sale or disposal of properties	728	(787)	(59)
Foreign exchange gain (loss) on debt	(1,164)	2,324	1,160
Swap termination costs	—	55,750	55,750
Loss on extinguishment of debt	—	(2,593)	(2,593)
Equity compensation costs	(790)	(1,152)	(1,942)
Deferred income taxes	(1,322)	(8,018)	(9,340)

Net income	993	18,234	19,227

Add: Discontinued operations gain	(1,130)	(13,177)	(14,307)

Income (loss) from continuing operations	(137)	5,057	4,920
Add:
Provision for income taxes	766	916	1,682
Interest expense, including amortization costs	18,590	16,673	35,263
Depreciation and amortization	10,214	10,137	20,351

EBITDA	29,433	32,783	62,216
Add:
Equity compensation costs	790	1,152	1,942
Foreign exchange loss on debt	1,164	(2,324)	(1,160)
Loss on debt extinguishment	—	2,593	2,593
Non-recurring headquarter relocation costs	509	127	636

Adjusted EBITDA	$31,896	$34,331	$66,227